                                                                   EXHIBIT 10.20

                                          CONFIDENTIAL TREATMENT REQUESTED.
                                          CONFIDENTIAL PORTIONS OF THIS DOCUMENT
                                          HAVE BEEN REDACTED AND HAVE BEEN
                                          SEPARATELY FILED WITH THE COMMISSION.

                 THIRD APPENDIX TO THE COOPERATION AGREEMENT AND
                 -----------------------------------------------
                                  RMR AGREEMENT
                                  -------------
                 Made and executed in Holon on December 28, 2004

                                     BETWEEN

                Arad Technologies, Ltd., of: 6 Hacarmel, Yokneam

                               Hereinafter: "ARAD"

                                   AND BETWEEN

         Telematics Wireless, Ltd. (formerly, Tadiran Telematics, Ltd.),

                           of: 26 Hamelacha St., Holon

                            Hereinafter: "TELEMATICS"

WHEREAS              The parties have signed agreements between them regarding
                     cooperation in the AMR field on December 3, 2000 and June
                     14, 2001, and appendixes to these agreements dated December
                     11, 2002 and March 28, 2003 (hereinafter, "The
                     Agreements");

AND WHEREAS          The parties wish to continue the cooperation between them;

AND WHEREAS          The parties wish to supplement and update the Agreements
                     according to changes in the time requirements,

          THEREFORE THE PARTIES HAVE AGREED AND STIPULATED AS FOLLOWS:

1.   Telematics shall manufacture and provide Arad, during the 2005 calendar year, with approximately *** TMW/ETMW units as specified below:

     Around *** ETMW units at $ ***  per unit. The units shall be delivered and distributed according to the order appended to this agreement, and shall be

***   Confidential material redacted and filed separately with the Commission.

     provided not later than December 31, 2005. Deliveries shall begin in
     January 2005.

     IT IS HEREBY AGREED BETWEEN THE PARTIES THAT TELEMATICS WILL MAKE EVERY
     EFFORT TO REDUCE THE PRICE TO ABOUT $ *** PER UNIT.

     A)   About *** TMW units for $ *** per unit. Up to and including delivery by April 2005. The units shall be delivered according to the distribution specified in the order appended to this agreement.
          Deliveries shall begin in January 2005. TMW units slated for the
          Israeli market shall be sold at an additional $ *** per unit.

     B)   *** additional Universal type units, which shall be delivered no later than December 31, 2005, for about $ *** per single/dual/clip-on switch type unit, and $ *** per Encoder type unit. These prices shall be valid for deliveries beginning from March 2005.

     C)   *** EMMR units with a Repeater configuration for $ *** per unit, and with a Concentrated configuration for $ *** per unit; and these shall be delivered not later than 18 months from the start of production.

     D)   About *** MMR units with a DriveBy configuration for $ *** per unit, and these shall be delivered not later than December 31, 2005.

     E)   About *** EMMR units with a DriveBy configuration for $ *** per unit, and these shall be delivered not later than December 31, 2005.

     F)   About *** Low-Cost units for $ *** per unit (including a Tadiran lithium battery, series 54), up to and including deliveries in March
          2006. The units shall be delivered in accordance with the orders appended to this agreement. These deliveries shall begin in January
          2005.

     G)   *** MMR-DS units of Low Cost Repeater configuration for $ *** per unit, and these shall be delivered not later than 18 months from the start of production.

     The condition underlying the quantities ordered shall be completion of the development and its approval by Arad, no later than March 2005. In the event there is a delay in completing the project (including at least two months of field

***   Confidential material redacted and filed separately with the Commission.

     testing without any malfunctions), the order shall be reduced by an equivalent 1/12 share of the basic order.

     Arad shall inform Telematics at least 90 days in advance regarding the quarterly quantity and required delivery distribution according to product, and Telematics shall supply the quantity ordered on time, as stated.

2.   Telematics shall provide units in working order, that is: with standards approvals such as those issued by the FCC, or any other approval required by the Israeli authorities, such as the Ministry of Communications (MOC).
     Additionally, Arad hereby undertakes to act in accordance with the terms of the Israeli and foreign authorizations, as these shall be updated from time to time.

3.   Telematics shall supply the product under its responsibility with a warranty in accordance with Para. 6 of the Production Agreement dated June
     14, 2001. In addition, Telematics shall repair malfunctioning units after the warranty period at a price of the *** .

4.   Units that are supplied by Telematics may be used for other applications employed by the same product, according to Arad's prerogative. Costs for products that differ from the cost of the original product (Dialog3G) will be calculated separately.

5.   Each month Arad shall register Telematics as an exporter sharing in at least 50% of the full value of the products sold by Telematics to Arad.

6.   The cost of engineering support paid by Arad shall be equal to $ *** per month for the entire delivery period.

7.   Payment terms for the orders - Net + *** days.

8.   In the event there is a halt in sales of AMR, Arad shall be entitled to announce a production halt. In such an event Arad shall be obligated to purchase the entire production inventory (raw materials and finished products) planned for a four-month period following announcement of the production halt.

9.   Arad shall inform Telematics at least 90 days in advance regarding the quarterly quantity and required delivery distribution according to product, and Telematics shall supply the quantity ordered on time, as stated.

***   Confidential material redacted and filed separately with the Commission.

10.  The validity of the Agreements and this Appendix to the Agreements shall be five years from the date on which this Appendix is signed.

11.  The previous Agreements between the parties shall continue and shall apply to the mutual relations between the parties, provided they do not conflict with the contents of this Appendix. In any event of a contradiction between the Agreements and the Appendix, the Appendix shall take precedence.

12.  VAT must be added to all of the prices quoted above, at the rate specified by law and against tax invoices.

13.  Payments quoted above shall be paid in New Israeli Shekels according to the representative rate of the US dollar on the day the payment is actually made.

   AND IN WITNESS THEREOF THE PARTIES HAVE SIGNED ON THE AFOREMENTIONED DATE:

          (-signed-)                                   (-signed-)
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   Tadiran Telematics, Ltd.                      Arad Technologies, Ltd.